Exhibit 32(b)

Section 906 Certifications

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

I, Lori A. Hickok, Executive Vice President, Chief Financial and Development Officer of Scripps Networks Interactive, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Annual Report on Form 10-K of the Company for the year ended December 31, 2017 (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President, Chief Financial and Development Officer
February 27, 2018